Exhibit 99.1

Amplitude Announces Fourth Quarter and Fiscal Year 2021 Financial Results

•
Fourth quarter revenue of $49.4M, up 64% year-over-year
•
Fiscal 2021 revenue of $167.3M, up 63% year-over-year
•
Current Remaining Performance Obligations of $137.3M, up 60% year over year

San Francisco, CA – February 16, 2022 – Amplitude, Inc. (Nasdaq: AMPL), the pioneer in digital optimization, today announced financial results for its fourth quarter and fiscal year ended December 31, 2021.

"2021 was a breakthrough year for Amplitude. Digital products are becoming the central driver for how businesses operate, go to market and generate revenue,” said Spenser Skates, CEO and co-founder of Amplitude. “Strong execution combined with demand for the Amplitude Digital Optimization System drove our fiscal year 2021 results. We believe we are in the very early stages of a large market opportunity and we’re excited to help companies realize the business outcomes of digital optimization.”

Fourth Quarter 2021 Financial Highlights:

(in millions, except per share and percentage amounts)

	Fourth Quarter 2021	Fourth Quarter 2020	Y/Y Change
Revenue	$49.4	$30.1	64%
Remaining Performance Obligations	$170.1	$95.6	78%
Current Remaining Performance Obligations	$137.3	$85.7	60%
GAAP Loss from Operations	$(21.5)	$(5.1)	$(16.4)
Non-GAAP Loss from Operations	$(5.0)	$(0.2)	$(4.8)
GAAP Net Loss Per Share	$(0.20)	$(0.21)	$0.01
Non-GAAP Net Loss Per Share	$(0.05)	$(0.02)	$(0.03)
Net Cash used in Operating Activities	$(11.1)	$(3.0)	$(8.1)
Free Cash Flow	$(12.2)	$(3.8)	$(8.4)

Fiscal Year 2021 Financial Highlights:

(in millions, except per share and percentage amounts)

	FY 2021	FY 2020	Y/Y Change
Revenue	$167.3	$102.5	63%
Remaining Performance Obligations	$170.1	$95.6	78%
Current Remaining Performance Obligations	$137.3	$85.7	60%
GAAP Loss from Operations	$(74.1)	$(24.0)	$(50.1)
Non-GAAP Loss from Operations	$(14.6)	$(6.6)	$(8.0)
GAAP Net Loss Per Share	$(1.46)	$(0.98)	$(0.48)
Non-GAAP Net Loss Per Share	$(0.30)	$(0.29)	$(0.01)
Net Cash used in Operating Activities	$(31.7)	$(10.4)	$(21.3)
Free Cash Flow	$(34.9)	$(12.6)	$(22.3)

Non-GAAP loss from operations and non-GAAP net loss per share exclude expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs, such as direct listing costs. Stock-based compensation expense and employer related payroll taxes were $16.0 million in the fourth quarter of 2021 compared to $4.7 million in the fourth quarter of 2020, and $39.7 million for the full year 2021 compared to $16.6 million for the full year 2020. These increases were driven by an increase in the fair value of Amplitude’s common stock and increases in our employee headcount. Free cash flow is GAAP net cash used in operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information are contained in the tables below.

Fourth Quarter and Recent Business Highlights:

•
Number of paying customers grew 54% year-over-year to 1,597.
•
Dollar-based net retention rate at the end of December 31, 2021, was 123% compared to 119% at the end of December 31, 2020.
•
G2’s 2022 Best Software Awards ranked Amplitude as the #3 best software product overall and #5 best enterprise product. The G2 Winter 2022 Report also ranked Amplitude as the #1 Product Analytics solution for the sixth quarter in a row and #1 in Mobile Analytics.

•
In November at re:Invent, the Amazon Web Services (AWS) team announced Amplitude’s designation as an AI for Data Analytics (AIDA) solution, a set of solutions that leverage AWS artificial intelligence (AI) and machine learning (ML) services to take the complexity out of AI-based insights.

Financial Outlook:

The first quarter and full year 2022 outlook information provided below are based on Amplitude’s current estimates and are not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Amplitude’s actual results to differ materially from these forward-looking statements.

For the first quarter and full year 2022, the Company expects:

	First Quarter 2022	Full Year 2022
Revenue	$50 - $51 million	$226 - $234 million
Non-GAAP Operating Margin	(22%) - (20%)	(22%) - (20%)
Non-GAAP Net Loss Per Share	$(0.10) - $(0.09)	$(0.44) - $(0.42)
Weighted Average Shares Outstanding	109.5 million	111.9 million

An outlook for GAAP loss from operations, GAAP operating margin, and GAAP net loss per share and a reconciliation of expected non-GAAP loss from operations to GAAP loss from operations, expected non-GAAP operating margin to GAAP operating margin, and expected non-GAAP net loss per share to GAAP net loss per share have not been provided as the quantification of certain items included in the calculation of GAAP loss from operations, GAAP operating margin, and GAAP net loss per share cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as the number and value of awards granted that are not currently ascertainable, and the non-GAAP adjustment for amortization of acquired intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted.

Conference Call Information:

Amplitude will host a live video webcast to discuss its financial results for the fourth quarter and fiscal year ended December 31, 2021, as well as the financial outlook for its first quarter and full year 2022 today at 2:00 PM Pacific Time / 5:00 PM Eastern Time. Interested parties may access the webcast, earnings press release, and investor presentation on the events section of Amplitude’s investor relations website at investors.amplitude.com. A replay will be available in the same location a few hours after the conclusion of the live webcast.

Forward-Looking Statements:

This press release contains express and implied "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial outlook for the first quarter of 2022 and full year 2022, the Company’s growth strategy and business aspirations and its market position and market opportunity. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about the Company’s industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements are subject to numerous uncertainties and risks that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including risks related to: the Company’s limited operating history and rapid growth over the last several years, which makes it difficult to forecast the Company’s future results of operations; the Company’s history of losses; any decline in the Company’s customer retention or expansion of its commercial relationships with existing customers or an inability to attract new customers; expected fluctuations in the Company’s financial results, making it difficult to project future results; the Company’s focus on sales to larger organizations and potentially increased dependency on those relationships, which may increase the variability of the Company’s sales cycles and results of operations; downturns or upturns in new sales, which may not be immediately reflected in the Company’s results of operations and may be difficult to discern; unfavorable conditions in the Company’s industry or the global economy, or reductions in information technology spending, which could limit the Company’s ability to grow its business; the market for SaaS applications, which may develop more slowly than the Company expects or decline; the Company’s intellectual property rights, which may not protect its business or provide the Company with a competitive advantage; and evolving privacy and other data-related laws. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be included under the caption "Risk Factors" and elsewhere in the reports and other documents that the Company files with the Securities and Exchange Commission from time to time. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

This press release includes financial information that has not been prepared in accordance with GAAP. The Company uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. The

Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under U.S. GAAP. For example, other companies in the Company’s industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow does not reflect the Company’s future contractual commitments and the total increase or decrease of its cash balance for a given period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss, and Non-GAAP Loss per Share.

The Company defines these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs, such as direct listing costs. The Company excludes stock-based compensation expense and related employer payroll taxes, which is a non-cash expense, from certain of its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. The Company excludes amortization of intangible assets, which is a non-cash expense, related to business combinations from certain of its non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of the Company’s business. Although the Company excludes these expenses from certain non-GAAP financial measures, the revenue from acquired companies subsequent to the date of acquisition is reflected in these measures and the acquired intangible assets contribute to the Company’s revenue generation. The Company excludes non-recurring costs from certain of its non-GAAP financial measures because such expenses do not repeat period over period and are not reflective of the ongoing operation of the Company’s business.

The Company uses non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss and non-GAAP loss per share in conjunction with its traditional U.S. GAAP measures to evaluate the Company’s financial performance. The Company believes that these measures provide its management and investors consistency and comparability with its past financial performance and facilitates period-to-period comparisons of operations.

Free Cash Flow and Margin. The Company defines free cash flow as net cash used in operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. The Company believes that free cash flow is a useful indicator of liquidity that provides its management, board of directors, and investors with information about its future ability to generate or use cash to enhance the strength of its balance sheet and further invest in its business and pursue potential strategic initiatives. Free cash flow margin is calculated as free cash flow divided by total revenue.

Definitions of Business Metrics

Dollar-based net retention rate

The Company calculates dollar-based net retention rate as of a period end by starting with the Annual Recurring Revenue (“ARR”) from the cohort of all customers as of 12 months prior to such period-end (the “Prior Period ARR”). The Company then calculates the ARR from these same customers as of the current period-end (the “Current Period ARR”). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers as well as any overage charges in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. The Company then calculates the weighted-average of the trailing 12-month point-in-time dollar-based net retention rates, to arrive at the dollar-based net retention rate.

The Company defines ARR as the annual recurring revenue of subscription agreements at a point in time based on the terms of customers’ contracts. ARR should be viewed independently of revenue, and does not represent the Company’s U.S. GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

About Amplitude

Amplitude is the pioneer in digital optimization software. Nearly 1,600 customers, including Atlassian, Instacart, NBCUniversal, Shopify, and Under Armour rely on Amplitude to help them innovate faster and smarter by answering the strategic question: "How do our digital products drive our business?" The Amplitude Digital Optimization System makes critical data accessible and actionable to every team — unifying product, marketing, developers, and executive teams around a new depth of customer understanding and common visibility into what drives business outcomes. Amplitude is the best-in-class product analytics solution, ranked #1 in G2’s 2022 Winter Report. Learn how to optimize your digital products and business at amplitude.com.

AMPLITUDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$307,445	$117,783
Restricted cash, current	—	1,080
Accounts receivable, net	20,444	17,396
Prepaid expenses and other current assets	19,116	6,857
Deferred commissions, current	8,112	5,563
Total current assets	355,117	148,679
Property and equipment, net	4,832	2,673
Intangible assets, net	3,554	1,955
Goodwill	4,073	1,000
Restricted cash, noncurrent	850	—
Deferred commissions, noncurrent	20,573	13,877
Other noncurrent assets	11,389	6,898
Total assets	$400,388	$175,082
Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$3,363	$4,417
Accrued expenses	17,936	8,110
Deferred revenue	69,294	40,797
Total current liabilities	90,593	53,324
Noncurrent liabilities	3,247	1,067
Total liabilities	93,840	54,391
Redeemable convertible preferred stock	—	187,811
Stockholders’ equity (deficit):
Common stock	1	—
Additional paid-in capital	486,354	37,704
Accumulated deficit	(179,807)	(104,824)
Total stockholders’ equity (deficit)	306,548	(67,120)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$400,388	$175,082

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$49,424	$30,076	$167,261	$102,464
Cost of revenue (1)	15,392	9,202	51,764	30,483
Gross profit	34,032	20,874	115,497	71,981
Operating expenses:
Research and development (1)	14,229	6,371	48,251	26,098
Sales and marketing (1)	27,016	14,968	86,025	51,819
General and administrative (1)	14,272	4,651	55,370	18,067
Total operating expenses	55,517	25,990	189,646	95,984
Loss from operations	(21,485)	(5,116)	(74,149)	(24,003)
Other income (expense), net	52	24	195	269
Loss before provision for income taxes	(21,433)	(5,092)	(73,954)	(23,734)
Provision for income taxes	469	278	1,029	833
Net loss	$(21,902)	$(5,370)	$(74,983)	$(24,567)
Net loss per share
Basic and diluted	$(0.20)	$(0.21)	$(1.46)	$(0.98)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	107,925	25,981	51,360	25,060

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cost of revenue	$1,042	$180	$1,951	$590
Research and development	4,159	1,082	13,613	5,582
Sales and marketing	3,870	2,312	7,871	6,512
General and administrative	5,186	1,054	10,959	3,869
Total stock-based compensation expense	$14,257	$4,628	$34,394	$16,553

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(21,902)	$(5,370)	$(74,983)	$(24,567)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	883	549	3,093	1,690
Stock-based compensation expense	14,257	4,630	34,394	16,553
Other	34	125	(377)	251
Changes in operating assets and liabilities:
Accounts receivable	2,356	(1,675)	(3,033)	(5,561)
Prepaid expenses and other current assets	(291)	(3,103)	(12,222)	(1,469)
Deferred commissions	(2,574)	(3,392)	(9,245)	(7,180)
Other noncurrent assets	(965)	(3,492)	(4,491)	(5,719)
Accounts payable	146	2,057	(1,054)	2,414
Accrued expenses	(1,990)	1,866	5,556	1,726
Deferred revenue	(2,163)	4,516	28,470	11,047
Noncurrent liabilities	1,105	298	2,179	423
Net cash provided by (used in) operating activities	(11,104)	(2,991)	(31,713)	(10,392)
Cash flows from investing activities:
Purchase of property and equipment	(572)	(506)	(1,529)	(984)
Cash paid for acquisitions, net of cash acquired	—	—	1,724	(3,700)
Capitalization of internal-use software costs	(568)	(300)	(1,693)	(1,224)
Net cash used in investing activities	(1,140)	(806)	(1,498)	(5,908)
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net	—	—	199,802	49,820
Proceeds from the exercise of stock options	5,149	3,053	21,783	4,427
Cash received for tax withholding obligations on equity award settlements	38,562	898	145,481	1,299
Cash paid for tax withholding obligations on equity award settlements	(42,864)	(898)	(144,420)	(1,299)
Repurchase of unvested stock options	(2)	—	(3)	(2)
Net cash provided by financing activities	845	3,053	222,643	54,245
Net increase in cash, cash equivalents, and restricted cash	(11,399)	(744)	189,432	37,945
Cash, cash equivalents, and restricted cash at beginning of the period	319,694	119,607	118,863	80,918
Cash, cash equivalents, and restricted cash at end of the period	$308,295	$118,863	$308,295	$118,863

AMPLITUDE, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$34,032	$20,874	$115,497	$71,981
Plus: stock-based compensation expense and related employer payroll taxes	1,043	180	1,952	590
Plus: amortization of acquired intangible assets	500	227	1,651	227
Non-GAAP gross profit	$35,575	$21,281	$119,100	$72,798
GAAP gross margin	68.9%	69.4%	69.1%	70.3%
Non-GAAP adjustments	3.1%	1.4%	2.2%	0.8%
Non-GAAP gross margin	72.0%	70.8%	71.2%	71.0%
Reconciliation of operating expenses
GAAP research and development	$14,229	$6,371	$48,251	$26,098
Less: stock-based compensation expense and related employer payroll taxes	(4,446)	(1,099)	(16,469)	(5,607)
Less: amortization of acquired intangible assets	—	—	—	(518)
Non-GAAP research and development	$9,783	$5,272	$31,782	$19,973
GAAP research and development as percentage of revenue	28.8%	21.2%	28.8%	25.5%
Non-GAAP research and development as percentage of revenue	19.8%	17.5%	19.0%	19.5%
GAAP sales and marketing	$27,016	$14,968	$86,025	$51,819
Less: stock-based compensation expense and related employer payroll taxes	(5,149)	(2,328)	(9,693)	(6,549)
Less: direct listing expenses	—	—	(13)	—
Non-GAAP sales and marketing	$21,867	$12,640	$76,319	$45,270
GAAP sales and marketing as percentage of revenue	54.7%	49.8%	51.4%	50.6%
Non-GAAP sales and marketing as percentage of revenue	44.2%	42.0%	45.6%	44.2%
GAAP general and administrative	$14,272	$4,651	$55,370	$18,067
Less: stock-based compensation expense and related employer payroll taxes	(5,384)	(1,071)	(11,553)	(3,902)
Less: direct listing expenses	—	—	(18,178)	—
Non-GAAP general and administrative	$8,888	$3,580	$25,639	$14,165
GAAP general and administrative as percentage of revenue	28.9%	15.5%	33.1%	17.6%
Non-GAAP general and administrative as percentage of revenue	18.0%	11.9%	15.3%	13.8%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(21,485)	$(5,116)	$(74,149)	$(24,003)
Plus: stock-based compensation expense and related employer payroll taxes	16,022	4,678	39,667	16,648
Plus: amortization of acquired intangible assets	500	227	1,651	745
Plus: direct listing expenses	—	—	18,191	—
Non-GAAP loss from operations	$(4,963)	$(211)	$(14,640)	$(6,610)
GAAP operating margin	(43.5%)	(17.0%)	(44.3%)	(23.4%)
Non-GAAP adjustments	33.4%	16.3%	35.6%	17.0%
Non-GAAP operating margin	(10.0%)	(0.7%)	(8.8%)	(6.5%)
Reconciliation of net loss
GAAP net loss	$(21,902)	$(5,370)	$(74,983)	$(24,567)
Plus: stock-based compensation expense and related employer payroll taxes	16,022	4,678	39,667	16,648
Plus: amortization of acquired intangible assets	500	227	1,651	745
Plus: direct listing expenses	—	—	18,191	—
Non-GAAP net loss	$(5,380)	$(465)	$(15,474)	$(7,174)
Reconciliation of net loss per share
GAAP net loss per share, basic and diluted	$(0.20)	$(0.21)	$(1.46)	$(0.98)
Non-GAAP adjustments to net loss	0.15	0.19	1.16	0.69
Non-GAAP net loss per share, basic and diluted	$(0.05)	$(0.02)	$(0.30)	$(0.29)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	107,925	25,981	51,360	25,060

Note: Certain figures may not sum due to rounding

AMPLITUDE, INC.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(In thousands, except for percentages)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$(11,104)	$(2,991)	$(31,713)	$(10,392)
Less:
Purchases of property and equipment	(572)	(506)	(1,529)	(984)
Capitalization of internal-use software costs	(568)	(300)	(1,693)	(1,224)
Free cash flow	$(12,244)	$(3,797)	$(34,935)	$(12,600)
Net cash provided by (used in) operating activities margin	(22.5%)	(9.9%)	(19.0%)	(10.1%)
Non-GAAP adjustments	(2.3%)	(2.7%)	(1.9%)	(2.2%)
Free cash flow margin	(24.8%)	(12.6%)	(20.9%)	(12.3%)

Note: Certain figures may not sum due to rounding

Contacts

Investor Relations

Jason Starr

ir@amplitude.com

Communications

Darah Easton

press@amplitude.com